Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 25, 2019

Jacobs Reports Fiscal Fourth Quarter Earnings
Achieves Strong Top and Bottom Line Fiscal Year 2019 Results
Launches New Global Brand Showcasing Technology-Enabled Solutions
Expands into Germany with Landmark Win to Deliver Solutions for Renewable Energy
Secures Cybersecurity Contract with Department of Defense, Marking Major KeyW Synergy
DALLAS - Jacobs Engineering Group Inc. (NYSE: JEC) today announced its financial results for the fiscal fourth quarter and fiscal year ended September 27, 2019.
Q4 Financial Highlights:

•	Q4 2019 revenue of $3.4 billion[1] grew 13% year-over-year; up 15% on a net revenue basis

•	Q4 2019 EPS[1] of $0.16 and adjusted EPS of $1.48, up 29% on an adjusted basis year-over-year

•	Executed accelerated share repurchase of $250 million during Q4 to be completed in December 2019

•	Paid $390 million in cash taxes reflected in cash flow from operations related to the $935 million gain on the Q3 close of $3.4 billion sale of Energy, Chemicals and Resources (ECR) business

Fiscal Year Highlights:

•	FY19 portfolio transformation continued with completion of the sale of ECR, $903 million acquisition of KeyW and announcement of the approximately $300 million pending acquisition of Wood Nuclear PLC

•	FY19 revenue growth of 20% and pro forma net revenue growth of 11%

•	Operating profit growth of 4% and adjusted EBITDA growth of 22%

•	FY19 EPS[1] of $2.09 and adjusted EPS of $5.05, up 30% on an adjusted basis year-over-year

•	FY20 outlook initiated for $1,050 million to $1,150 million adjusted EBITDA[2], representing double-digit growth for adjusted EBITDA and EPS[2] versus FY19
Brand Launch Highlights:

•	Strategic transformation further strengthened by launch of new brand that focuses employees to redefine what is possible by embracing innovative thinking and exploration

•	Celebrates Jacobs’ inclusive and diverse perspectives; inspires employees to advance the communities where they live, work and play
Fiscal 2019 was a year of transformation and growth at Jacobs. The company updated its strategy and financial targets at its Investor Day in February, completed the divestiture of its Energy, Chemicals and Resources business in April, completed the acquisition of KeyW in June, and announced its acquisition of Wood’s nuclear business in August. All of these actions are in line with the company's strategic focus in higher value solutions. Concurrent with its proactive portfolio transformation, Jacobs also made inroads in the investment in its people, culture and inclusion.
Jacobs launched its new brand globally today, culminating its transition from engineering and construction to a global technology-forward solutions company, resulting both in a planned name change for the company to Jacobs Solutions Inc. and an NYSE stock ticker symbol change to "J". Trading under this symbol will be effective Dec. 10, 2019. Jacobs’ lines of business are also changing names to better reflect outcome-focused solutions for their customers; Aerospace, Technology and Nuclear is changing to Critical Mission Solutions, and Buildings, Infrastructure and Advanced Facilities is changing to People & Places Solutions. These name changes have no impact on reported financials, line of business leadership or customer relationships.
In a first for the company, the earnings call is taking place at its new London flagship office in the Cottons Centre, a Jacobs-designed office on the banks of the Thames. The new office features flexible workspace for up to 1,000 employees. This innovative office pilots many of Jacobs’ digital consulting solutions, delivers some of the world’s most iconic projects and is the catalyst for further expansion in Europe and the Middle East.

“Our team has demonstrated strong execution by exceeding our three-year revenue and operating profit guidance that was established at our inaugural investor day in 2016. Our transformed portfolio is well aligned to major secular growth trends such as environmental resiliency, IT/OT convergence and national security. Today we embrace a future of infinite possibilities with a new brand that reflects who we are and where we are going. We are adopting a new tagline - Challenging today. Reinventing tomorrow. - to capture the shared passion, pride and drive of our people as we work with our clients and partners to solve some of the world’s biggest challenges,” said Chair and CEO Steve Demetriou. “And as we do so, our values continue to drive our behaviors, relationships and outcomes: We do things right. We challenge the accepted. We aim higher. We live inclusion.”
Jacobs’ CFO, Kevin Berryman, added, “It's clear the strategic actions we have taken are resulting in a high-performance culture with strong execution discipline. This is demonstrated by our fiscal 2019 financial results, including solid operating profit growth and achieving results at the high end of our original guidance, leading to double-digit adjusted EBITDA growth. During the fourth quarter, we opportunistically initiated a $250 million accelerated share repurchase program, culminating in more than $850 million in fiscal 2019 buy-backs. We are initiating a fiscal 2020 outlook of $1.05 billion to $1.15 billion in adjusted EBITDA2 and are off to a strong start in achieving our 2021 revenue and profitability targets."

1Reflects continuing operations as reported in accordance with GAAP.
2Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2020.

Fourth Quarter Review

	Fiscal 4Q 2019	Fiscal 4Q 2018	Change
Revenue	$3.4 billion	$3.0 billion	$0.4 billion
Net Revenue	$2.7 billion	$2.3 billion	$0.4 billion
GAAP Net Earnings from Continuing Operations	$22 million	$(77) million	$99 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.16	($0.54)	$0.70
Adjusted Net Earnings from Continuing Operations	$201 million	$165 million	$36 million
Adjusted EPS from Continuing Operations	$1.48	$1.14	$0.34
The company’s adjusted net earnings and adjusted EPS for the fourth quarter of fiscal 2019 and fiscal 2018 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 4Q 2019	Fiscal 4Q 2018
After-tax restructuring and other charges ($106.4 million and $30.9 million for the fiscal 2019 and 2018 periods, respectively, before income taxes)	$83 million ($0.61 per diluted share)	$22 million ($0.15 per diluted share)
After-tax transaction costs incurred in connection with the closing of the CH2M and KeyW acquisitions and pending acquisition of John Wood Group Nuclear business ($7.1 million and $4.1 million for the fiscal 2019 and 2018 periods, respectively before income taxes)
	$5 million ($0.04 per diluted share)	$2 million ($0.01 per diluted share)
Other adjustments include:
(a) addback of amortization of intangible assets of $23.4 million and $19.1 million in the 2019 and 2018 periods, respectively,
(b) the allocation to discontinued operations of estimated stranded corporate costs of $0.0 million and $6.4 million in the 2019 and 2018 periods, respectively, that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business,
(c) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $21.3 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.7 million in remaining unreimbursed costs associated with the TSA during the fiscal 2019 fourth quarter,
(d) the removal of $64.8 million in fair value adjustments and dividend income related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds in the 2019 period,
(e) the allocation to discontinued operations of estimated interest expense amounts in 2019 and 2018 related to long-term debt that has been paid down in connection with the sale of the ECR business of $0.0 million and $17.8 million, respectively,
(f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $24.0 and $184.5 million in the 2019 and 2018 periods and
(g) associated income tax expense adjustments for the above pre-tax adjustment items.
	$91 million ($0.67 per diluted share)	$218 million ($1.51 per diluted share)
Adjusted EPS from Continuing Operations	$201 million ($1.48 per diluted share)	$165 million ($1.14 per diluted share)
(note: earnings per share amounts may not add due to rounding)
Fiscal fourth quarter 2019 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 23.4%, excluding a $0.09 benefit from discrete tax items.

Fiscal 2019 Review

	Fiscal 2019	Fiscal 2018	Change
Revenue	$13 billion	$11 billion	$2 billion
Net Revenue	$10 billion	$8 billion	$2 billion
GAAP Net Earnings from Continuing Operations	$291 million	$(4) million	$295 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$2.09	($0.03)	$2.12
Adjusted Net Earnings from Continuing Operations	$704 million	$540 million	$164 million
Adjusted EPS from Continuing Operations	$5.05	$3.87	$1.18
The company’s adjusted net earnings and adjusted EPS for fiscal 2019 and fiscal 2018 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 2019	Fiscal 2018
After-tax restructuring and other charges ($311.5 million and $153.6 million for the fiscal 2019 and 2018 periods, respectively, before income taxes)	$244 million ($1.75 per diluted share)	$113 million ($0.81 per diluted share)
After-tax transaction costs incurred in connection with the closing of the CH2M and KeyW acquisitions and pending acquisition of John Wood Group Nuclear business ($21.4 million and $82.2 million for the fiscal 2019 and 2018 periods, respectively before income taxes)
	$16 million ($0.12 per diluted share)	$61 million ($0.44 per diluted share)
Other adjustments include:
(a) addback of amortization of intangible assets of $79.1 million and $68.1 million in the 2019 and 2018 periods, respectively,
(b) the allocation to discontinued operations of estimated stranded corporate costs of $14.8 million and $25.6 million in the 2019 and 2018 periods, respectively, that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business,
(c) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $35.4 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.9 million in remaining unreimbursed costs associated with the TSA during the fiscal 2019 year,
(d) the allocation to discontinued operations of estimated interest expense amounts in 2019 and 2018 related to long-term debt that has been paid down in connection with the sale of the ECR business of $42.3 million and $51.0 million, respectively,
(e) the removal of $64.8 million in fair value adjustments and dividend income related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds in the 2019 period,
(f) the exclusion of a $37 million one-time favorable adjustment in the 2019 period associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business,
(g) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $35.0 million and $259.2 million in the 2019 and 2018 periods, respectively and other income tax adjustments of $1.5 million in the current year and
(h) associated income tax expense adjustments for the above pre-tax adjustment items.
	$153 million ($1.10 per diluted share)	$371 million ($2.66 per diluted share)
Adjusted EPS from Continuing Operations	$704 million ($5.05 per diluted share)	$540 million ($3.87 per diluted share)
(note: earnings per share amounts may not add due to rounding)
Fiscal year 2019 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 23.3%, excluding benefits from discrete tax items of $0.32 cents per share.
Jacobs is hosting a conference call at 8:00 A.M. ET on Monday November 25, 2019, which will be webcast live at www.jacobs.com.

John Wood Group's Nuclear Business Acquisition
On August 20, 2019, Jacobs announced that it has entered into an agreement to acquire John Wood Group's Nuclear business for an enterprise value of £250 million (approx. $300 million) on a debt-free, cash-free basis. The transaction is expected to close in the fiscal 2020 second quarter.
About Jacobs
At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $13 billion in revenue and a talent force of approximately 52,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 27, 2019, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data) (Quarterly data unaudited):

	For the Three Months Ended		For the Years Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Revenues	$3,392,862	$2,991,856	$12,737,868	$10,579,773
Direct cost of contracts	(2,727,329)	(2,385,625)	(10,260,840)	(8,421,223)
Gross profit	665,533	606,231	2,477,028	2,158,550
Selling, general and administrative expenses	(566,447)	(445,385)	(2,072,177)	(1,771,107)
Operating Profit	99,086	160,846	404,851	387,443
Other Income (Expense):
Interest income	2,315	2,088	9,487	8,984
Interest expense	(10,120)	(26,652)	(83,847)	(76,760)
Miscellaneous income (expense), net	(37,744)	6,118	20,468	11,314
Total other (expense) income, net	(45,549)	(18,446)	(53,892)	(56,462)
Earnings From Continuing Operations Before Taxes	53,537	142,400	350,959	330,981
Income Tax Benefit (Expense) for Continuing Operations	(24,124)	(215,402)	(36,954)	(325,632)
Net Earnings (Loss) of the Group from Continuing Operations	29,413	(73,002)	314,005	5,349
Net Earnings (Loss) of the Group from Discontinued Operations	120,378	41,579	559,214	167,793
Net Earnings (Loss) of the Group	149,791	(31,423)	873,219	173,142
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(7,467)	(3,995)	(23,045)	(9,534)
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	21,946	(76,997)	290,960	(4,185)
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	—	(2,123)	(2,195)	(177)
Net Earnings (Loss) Attributable to Jacobs from Discontinued Operations	120,378	39,456	557,019	167,616
Net Earnings (Loss) Attributable to Jacobs	$142,324	$(37,541)	$847,979	$163,431
Net Earnings Per Share:
Basic Net Earnings (Loss) from Continuing Operations Per Share	$0.16	$(0.54)	$2.11	$(0.03)
Basic Net Earnings from Discontinued Operations Per Share	$0.89	$0.28	$4.03	$1.21
Basic Earnings (Loss) Per Share	$1.06	$(0.26)	$6.14	$1.18
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$0.16	$(0.54)	$2.09	$(0.03)
Diluted Net Earnings from Discontinued Operations Per Share	$0.88	$0.28	$4.00	$1.21
Diluted Earnings (Loss) Per Share	$1.04	$(0.26)	$6.08	$1.18

Segment Information (in thousands) (Quarterly data and Non-GAAP unaudited):

	For the Three Months Ended		For the Years Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Revenues from External Customers:
Critical Mission Solutions	$1,300,137	$1,069,062	$4,551,162	$3,725,365
People & Places Solutions	2,092,725	1,922,794	8,186,706	6,854,408
Pass Through Revenue	(702,786)	(650,547)	(2,543,358)	(2,254,477)
People & Places Solutions Net Revenue	$1,389,939	$1,272,247	$5,643,348	$4,599,931
Total Revenue	$3,392,862	$2,991,856	$12,737,868	$10,579,773
Net Revenue	$2,690,076	$2,341,309	$10,194,510	$8,325,296

	For the Three Months Ended		For the Years Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Segment Operating Profit:
Critical Mission Solutions (1)	$87,754	$73,109	$310,043	$255,718
People & Places Solutions (2)	198,929	153,091	714,394	527,900
Total Segment Operating Profit	286,683	226,200	1,024,437	783,618
Other Corporate Expenses (3)	(78,679)	(30,626)	(264,351)	(161,788)
Restructuring and Other Charges	(103,487)	(31,207)	(337,066)	(153,951)
Transaction Costs	(5,431)	(3,521)	(18,169)	(80,436)
Total U.S. GAAP Operating Profit	99,086	160,846	404,851	387,443
Total other (expense) income, net (4)	(45,549)	(18,446)	(53,892)	(56,462)
Earnings from Continuing Operations Before Taxes	$53,537	$142,400	$350,959	$330,981

(1)	Includes $15.0 million in charges during the year ended September 28, 2018 associated with a legal matter.

(2)	Includes $25.0 million in charges associated with a certain project for the year ended September 27, 2019.

(3)
Other corporate expenses include costs that were previously allocated to the ECR segment prior to discontinued operations presentation in connection with the ECR sale in the approximate amounts of $- and $14.8 million for the three month period and year ended September 27, 2019, respectively, and $6.4 million and $25.6 million for the three month period and year ended and September 28, 2018, respectively. Other corporate expenses also include intangibles amortization of $79.1 million and $68.1 million for the years ended September 27, 2019 and September 28, 2018, respectively, and $23.4 million and $19.1 million for the three month periods ended September 27, 2019 and September 28, 2018, respectively.

(3)
Includes gain on the settlement of the CH2M retiree medical plans of $0.4 and $35.0 million for the three month period and year ended September 27, 2019. Includes the amortization of deferred financing fees related to the CH2M acquisition of $1.8 million and $3.2 million for the three month period and year ended September 27, 2019, respectively, as well as $0.6 million and $1.8 million for the three month period and year ended September 28, 2018, respectively. Also includes revenues under the Company's TSA agreement with Worley of $21.3 million and $35.4 million for the three month period and year ended September 27, 2019 for which the related costs are included in SG&A. This is offset by $64.8 million for fair value adjustments (unrealized losses) and dividend income related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds for the three month period and year ended September 27, 2019.

Other Operational Information (in thousands):

Unaudited	For the Three Months Ended		For the Years Ended
Continuing Operations	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Depreciation (pre-tax)	$20,508	$21,567	$88,061	$91,230
Amortization of Intangibles (pre-tax)	$22,752	$18,352	$78,484	$67,404
Pass-Through Costs Included in Revenues	$702,786	$650,547	$2,543,358	$2,254,477
Capital Expenditures	$29,307	$26,240	$126,773	$75,215

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Balance Sheet (in thousands):

	September 27, 2019	September 28, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$631,068	$634,870
Receivables and contract assets	2,840,209	2,513,934
Prepaid expenses and other	639,539	171,096
Current assets held for sale	952	1,236,684
Total current assets	4,111,768	4,556,584
Property, Equipment and Improvements, net	308,143	257,859
Other Noncurrent Assets:
Goodwill	5,432,544	4,795,856
Intangibles, net	665,076	572,952
Miscellaneous	918,202	760,854
Noncurrent assets held for sale	26,978	1,701,690
Total other noncurrent assets	7,042,800	7,831,352
	$11,462,711	$12,645,795
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$199,901	$3,172
Accounts payable	1,072,645	776,189
Accrued liabilities	1,384,379	1,167,002
Contract liabilities	414,208	442,760
Current liabilities held for sale	2,573	756,570
Total current liabilities	3,073,706	3,145,693
Long-term Debt	1,201,245	2,144,167
Other Deferred Liabilities	1,419,005	1,260,977
Noncurrent liabilities held for sale	97	150,604
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:	—	—
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 132,879,395 shares and 142,217,933 shares as of September 27, 2019 and September 28, 2018, respectively	132,879	142,218
Additional paid-in capital	2,559,450	2,708,839
Retained earnings	3,939,174	3,809,991
Accumulated other comprehensive loss	(916,812)	(806,703)
Total Jacobs stockholders’ equity	5,714,691	5,854,345
Noncontrolling interests	53,967	90,009
Total Group stockholders’ equity	5,768,658	5,944,354
	$11,462,711	$12,645,795

Cash Flows (In thousands) (Quarterly data unaudited)

	For the Three Months Ended		For the Years Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Cash Flows from Operating Activities:
Net earnings (loss) attributable to the Group	$149,791	$(31,423)	$873,219	$173,142
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	20,508	29,141	90,171	117,856
Intangible assets	22,752	22,236	79,098	80,731
Gain on sale of ECR business	(17,416)	—	(935,110)	—
(Gain) Loss on disposal of other businesses and investments	—	21,411	9,608	20,967
(Gain) Loss on investment in equity securities	80,283	—	78,108	—
Stock based compensation	21,796	17,421	69,137	79,242
Equity in (earnings) loss of operating ventures, net	(1,152)	5,748	(8,784)	(2,639)
(Gain) Loss on disposals of assets, net	4,224	7,436	6,222	17,491
(Gain) Loss on pension and retiree medical plan changes	1,534	1,595	(33,087)	5,414
Deferred income taxes	(158,531)	295,500	(105,939)	288,126
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets	846	(118,812)	(401,770)	(435,198)
Prepaid expenses and other current assets	(19,116)	(24,754)	(13,117)	(19,134)
Accounts payable	227,368	44,344	295,146	183,057
Income taxes payable	(367,659)	(32,481)	(294,995)	68,970
Accrued liabilities	(71,873)	55,622	(305,716)	(37,746)
Contract liabilities	(85,886)	(28,427)	333,876	6,268
Other deferred liabilities	23,212	(58,273)	(106,256)	(79,280)
Other, net	23,196	5,918	3,753	13,885
Net cash (used for) provided by operating activities	(146,123)	212,202	(366,436)	481,152
Cash Flows from Investing Activities:
Additions to property and equipment	(29,307)	(31,476)	(135,977)	(94,884)
Disposals of property and equipment and other assets	(123)	2,865	7,177	3,293
Distributions of capital from (contributions to) equity investees	(4,857)	(13,030)	(8,761)	(5,416)
Acquisitions of businesses, net of cash acquired	—	210	(575,110)	(1,488,336)
Disposals of investment in equity securities	—	—	64,708	—
Proceeds (payments) related to sales of businesses	4,691	4,333	2,801,425	7,736
Purchases of noncontrolling interests	—	—	(1,113)	—
Net cash (used for) provided by investing activities	(29,596)	(37,098)	2,152,349	(1,577,607)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	575,000	413,000	2,782,193	5,784,355
Repayments of long-term borrowings	(395,290)	(602,052)	(3,996,970)	(4,572,182)
Proceeds from short-term borrowings	—	(1,149)	200,001	712
Repayments of short-term borrowings	(22,664)	(2,692)	(28,566)	(3,391)
Debt issuance costs	(174)	—	(3,915)	—
Proceeds from issuances of common stock	18,815	19,996	64,958	53,584
Common stock repurchases	(329,058)	1	(853,676)	(2,981)
Taxes paid on vested restricted stock	(454)	(3,133)	(26,641)	(31,108)
Cash dividends, including to noncontrolling interests	(24,139)	(21,337)	(106,396)	(86,569)
Net cash (used for) provided by financing activities	(177,964)	(197,366)	(1,969,012)	1,142,420
Effect of Exchange Rate Changes	(13,491)	(8,750)	20,809	(26,758)
Net (Decrease) Increase in Cash and Cash Equivalents	(367,174)	(31,012)	(162,290)	19,207
Cash and Cash Equivalents at the Beginning of the Period	998,242	824,370	793,358	774,151
Cash and Cash Equivalents at the End of the Period	631,068	793,358	631,068	793,358
Less Cash and Cash Equivalents included in Assets held for Sale	—	(158,488)	—	(158,488)
Cash and Cash Equivalents of Continuing Operations at the End of the Period	$631,068	$634,870	$631,068	$634,870
See the accompanying Notes to Consolidated Financial Statements.
Backlog (in millions):

Unaudited	September 27, 2019	September 28, 2018
Critical Mission Solutions	8,460	7,130
People & Places Solutions	14,109	12,825
Total	$22,569	$19,955
Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted operating profit and adjusted EBITDA.
Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted operating profit are non-GAAP financial measures that are calculated by (i) excluding the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition, the ECR divestiture, the KeyW acquisition and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses (collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of the KeyW and CH2M acquisitions, the pending acquisition of Wood Group’s nuclear business, and sale of the ECR business (to the extent incurred prior to the closing), including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) adding back amortization of intangible assets; (v) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (vi) the reclassification of revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (vii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (viii) the removal of fair value adjustments and dividend income related to the Company’s investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds in the 2019 period; (ix) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; (x) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (xi) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; and (xii) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted operating profit are calculated on an after-tax basis. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted operating profit and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.
Adjusted EBITDA for prior periods is calculated by adding depreciation expense to adjusted operating profit from continuing operations.  For fiscal 2020 outlook, the Company calculated adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.
The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.
The following tables reconcile the components and values of U.S. GAAP revenue, net earnings from continuing operations, EPS from continuing operations, operating profit and revenue to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the fourth quarter of fiscal 2019 and 2018

	Three Months Ended
	September 27, 2019
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$3,392,862	$—	$—	$—	$3,392,862
Pass through revenue	—	—	—	(702,786)	(702,786)
Net revenue	3,392,862	—	—	(702,786)	2,690,076
Direct cost of contracts	(2,727,329)	3,000	—	702,786	(2,021,543)
Gross profit	665,533	3,000	—	—	668,533
Selling, general and administrative expenses	(566,447)	100,487	5,431	45,301	(415,228)
Operating Profit	99,086	103,487	5,431	45,301	253,305
Total other (expense) income, net	(45,549)	2,864	1,670	43,530	2,515
Earnings from Continuing Operations Before Taxes	53,537	106,351	7,101	88,831	255,820
Income Tax (Expense) Benefit for Continuing Operations	(24,124)	(23,346)	(1,743)	2,060	(47,153)
Net Earnings of the Group from Continuing Operations	29,413	83,005	5,358	90,891	208,667
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(7,467)	—	—	—	(7,467)
Net Earnings from Continuing Operations attributable to Jacobs	21,946	83,005	5,358	90,891	201,200
Net Earnings attributable to Discontinued Operations	120,378	—	—	—	120,378
Net Earnings attributable to Jacobs	$142,324	$83,005	$5,358	$90,891	$321,578
Diluted Net Earnings from Continuing Operations Per Share	$0.16	$0.61	$0.04	$0.67	$1.48
Diluted Net Earnings from Discontinued Operations Per Share	$0.88	$—	$—	$—	$0.88
Diluted Earnings Per Share	$1.04	$0.61	$0.04	$0.67	$2.36
Operating Profit Margin	2.92%				9.42%

(1)
Includes after-tax CH2M transaction costs and adjustments of $1.3 million, after-tax transaction costs associated with the acquisition of KeyW of $0.2 million and after tax-transaction costs associated with the acquisition of John Wood Group's Nuclear Business of $3.9 million.

(2)
Includes (a) the removal of pass through revenues and costs for the People & Places Solutions ("PPS") line of business for the calculation of operating profit margin as a percentage of net revenue of $702.8 million, (b) the removal of amortization of intangible assets of $23.4 million, (c) the reclassification of revenues under the Company's TSA of $21.3 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.7 million in remaining unreimbursed costs associated with this agreement, (d) the removal of $64.8 million in fair value adjustments and dividend income related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds, (e) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $24.0 million and (f) associated income tax expense adjustments for the above pre-tax adjustment items.

	For the Three Months Ended
	September 28, 2018
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$2,991,856	$—	$—	$—	$2,991,856
Pass through revenue	—	—	—	(650,547)	(650,547)
Net revenue	2,991,856	—	—	(650,547)	2,341,309
Direct cost of contracts	(2,385,625)	1,269	—	650,547	(1,733,809)
Gross profit	606,231	1,269	—	—	607,500
Selling, general and administrative expenses	(445,385)	29,938	3,521	25,488	(386,438)
Operating Profit	160,846	31,207	3,521	25,488	221,062
Total other (expense) income, net	(18,446)	(311)	585	17,787	(385)
Earnings from Continuing Operations Before Taxes	142,400	30,896	4,106	43,275	220,677
Income Tax (Expense) Benefit for Continuing Operations	(215,402)	(8,902)	(2,125)	174,582	(51,847)
Net Earnings of the Group from Continuing Operations	(73,002)	21,994	1,981	217,857	168,830
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(3,995)	—	—	—	(3,995)
Net Earnings from Continuing Operations attributable to Jacobs	(76,997)	21,994	1,981	217,857	164,835
Net Earnings attributable to Discontinued Operations	39,456	17,465	—	(15,612)	41,309
Net Earnings attributable to Jacobs	$(37,541)	$39,459	$1,981	$202,245	$206,144
Diluted Net Earnings from Continuing Operations Per Share (3)	$(0.54)	$0.15	$0.01	$1.51	$1.14
Diluted Net Earnings from Discontinued Operations Per Share (3)	$0.28	$0.12	$—	$(0.11)	$0.29
Diluted Earnings Per Share (3)	$(0.26)	$0.27	$0.01	$1.40	$1.43
Operating Profit Margin	5.38%				9.44%

(1)	Includes pre-tax CH2M transaction costs and adjustments of $(0.4 million) as well as transaction costs associated with the recently announced sale of our ECR line of business of $4.5 million.

(2)
Includes (a) the removal of pass through revenues and costs for the PPS line of business for the calculation of operating profit margin as a percentage of net revenue of $650.5 million, (b) the removal of amortization of intangible assets of $19.1 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million that would have been reimbursed under the ECR transition service agreement (TSA) with Worley or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) estimated 2018 impacts of $19.0 million from overhead allocation realignments in connection with the Company's CH2M business in the first quarter of fiscal 2019 had those changes been put into effect in first quarter of fiscal 2018 ( the net impact of which was zero for consolidated selling, general and administrative expenses, (e) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $17.8 million, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $184.5 million and (g) associated income tax expense adjustments for the above pre-tax adjustment items.

(3)
Diluted Earnings Per Share from Continuing Operations, Diluted Earnings Per Share from Discontinued Operations and Diluted Earnings Per Share for GAAP EPS assume no dilution from stock compensation plans because Net Earnings from Continuing Operations attributable to Jacobs is a loss. However, because Non-GAAP add-backs and Non-GAAP Net Earnings from Continuing Operations attributable to Jacobs are income rather than losses, the dilution from stock compensation plans is considered in the weighted average diluted shares outstanding in the calculation of Non-GAAP Diluted Earnings Per Share.

U.S. GAAP Reconciliation for fiscal years 2019 and 2018

	For the Year Ended
	September 27, 2019
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$12,737,868	$—	$—	$—	$12,737,868
Pass through revenue	—	—	—	(2,543,358)	(2,543,358)
Net revenue	12,737,868	—	—	(2,543,358)	10,194,510
Direct cost of contracts	(10,260,840)	4,969	—	2,543,358	(7,712,513)
Gross profit	2,477,028	4,969	—	—	2,481,997
Selling, general and administrative expenses	(2,072,177)	332,097	18,169	133,164	(1,588,747)
Operating Profit	404,851	337,066	18,169	133,164	893,250
Total other (expense) income, net	(53,892)	(25,596)	3,214	71,639	(4,635)
Earnings from Continuing Operations Before Taxes	350,959	311,470	21,383	204,803	888,615
Income Tax (Expense) Benefit for Continuing Operations	(36,954)	(67,789)	(5,252)	(51,722)	(161,717)
Net Earnings of the Group from Continuing Operations	314,005	243,681	16,131	153,081	726,898
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(23,045)	—	—	—	(23,045)
Net Earnings from Continuing Operations attributable to Jacobs	290,960	243,681	16,131	153,081	703,853
Net Earnings attributable to Discontinued Operations	557,019	(587)	8,948	(55,622)	509,758
Net Earnings attributable to Jacobs	$847,979	$243,094	$25,079	$97,459	$1,213,611
Diluted Net Earnings from Continuing Operations Per Share	$2.09	$1.75	$0.12	$1.10	$5.05
Diluted Net Earnings from Discontinued Operations Per Share	$4.00	$—	$0.06	$(0.40)	$3.66
Diluted Earnings Per Share	$6.08	$1.74	$0.18	$0.70	$8.71
Operating Profit Margin	3.18%				8.76%

(1)
Includes after-tax CH2M transaction costs and adjustments of $2.4 million, after tax-transaction costs associated with the sale of our ECR line of business of $8.9 million, after-tax transaction costs associated with the acquisition of KeyW of $9.8 million and after-tax transaction costs associated with the acquisition of John Wood Group's Nuclear Business of $3.9 million.

(2)
Includes (a) the removal of pass through revenues and costs for the PPS line of business for the calculation of operating profit margin as a percentage of net revenue of $2.54 billion, (b) the removal of amortization of intangible assets of $79.1 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $14.8 million prior to the sale that will be reimbursed under the ECR transition services agreement (TSA) with Worley or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the reclassification of revenues under the Company's TSA of $35.4 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.9 million in remaining unreimbursed costs associated with this agreement (e) the allocation to discontinued operations of estimated interest expense for the month of April prior to the sale related to long-term debt that has been paid down as a result of the ECR sale of $42.3 million, (f) the removal of $64.8 million in fair value adjustments and dividend income related to our investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds (g) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment from the second quarter associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (h) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform from the first quarter of $35.0 million and other adjustments of $1.5 million, (i) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $17.3 million and (j) associated income tax expense adjustments for the above pre-tax adjustment items.

	For the Year Ended
	September 28, 2018
Unaudited	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$10,579,773	$—	$—	$—	$10,579,773
Pass through revenue	—	—	—	(2,254,477)	(2,254,477)
Net revenue	10,579,773	—	—	(2,254,477)	8,325,296
Direct cost of contracts	(8,421,223)	3,845	—	2,254,477	(6,162,901)
Gross profit	2,158,550	3,845	—	—	2,162,395
Selling, general and administrative expenses	(1,771,107)	150,106	80,436	93,740	(1,446,825)
Operating Profit	387,443	153,951	80,436	93,740	715,570
Total other (expense) income, net	(56,462)	(311)	1,774	50,992	(4,007)
Earnings from Continuing Operations Before Taxes	330,981	153,640	82,210	144,732	711,563
Income Tax (Expense) Benefit for Continuing Operations	(325,632)	(40,254)	(21,488)	225,791	(161,583)
Net Earnings of the Group from Continuing Operations	5,349	113,386	60,722	370,523	549,980
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,534)	(577)	—	—	(10,111)
Net Earnings from Continuing Operations attributable to Jacobs	(4,185)	112,809	60,722	370,523	539,869
Net Earnings attributable to Discontinued Operations	167,616	27,259	—	(48,219)	146,656
Net Earnings attributable to Jacobs	$163,431	$140,068	$60,722	$322,304	$686,525
Diluted Net Earnings from Continuing Operations Per Share (3)	$(0.03)	$0.81	$0.44	$2.66	$3.87
Diluted Net Earnings from Discontinued Operations Per Share (3)	$1.21	$0.20	$—	$(0.35)	$1.05
Diluted Earnings Per Share (3)	$1.18	$1.01	$0.44	$2.31	$4.93
Operating Profit Margin	3.66%				8.60%

(1)	Includes pre-tax CH2M transaction costs and adjustments of $77.7 million as well as transaction costs associated with the recently announced sale of our ECR line of business of $4.5 million.

(2)
Includes (a) the removal of pass through revenues and costs for the PPS line of business for the calculation of operating profit margin as a percentage of net revenue of $2.25 billion, (b) the removal of amortization of intangible assets of $68.1 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $25.6 million that would have been reimbursed under the ECR transition service agreement (TSA) with Worley or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) estimated 2018 impacts of $70.0 million from overhead allocation realignments in connection with the Company's CH2M business in the first quarter of fiscal 2019 had those changes been put into effect in first quarter of fiscal 2018 ( the net impact of which was zero for consolidated selling, general and administrative expenses, (e) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $51.0 million, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $259.2 million and (g) associated income tax expense adjustments for the above pre-tax adjustment items.

(3)
Diluted Earnings Per Share from Continuing Operations, Diluted Earnings Per Share from Discontinued Operations and Diluted Earnings Per Share for GAAP EPS assume no dilution from stock compensation plans because Net Earnings from Continuing Operations attributable to Jacobs is a loss. However, because Non-GAAP add-backs and Non-GAAP Net Earnings from Continuing Operations attributable to Jacobs are income rather than losses, the dilution from stock compensation plans is considered in the weighted average diluted shares outstanding in the calculation of Non-GAAP Diluted Earnings Per Share.

Reconciliation of Operating Profit from Continuing Operations Attributable to Jacobs to Adjusted EBITDA

	For the Year Ended
	September 27, 2019	September 28, 2018
Adjusted operating profit from continuing operations	893,250	715,570
Depreciation expense	88,061	91,230
Adjusted EBITDA	981,311	806,800

Earnings Per Share:

	For the Three Months Ended		For the Years Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Numerator for Basic and Diluted EPS:
Net earnings (loss) attributable to Jacobs from continuing operations	$21,946	$(76,997)	$290,960	$(4,185)
Net earnings (loss) from continuing operations allocated to participating securities	(16)	—	(415)	—
Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$21,930	$(76,997)	$290,545	$(4,185)

Net earnings (loss) attributable to Jacobs from discontinued operations	$120,378	$39,456	$557,019	$167,616
Net earnings (loss) from discontinued operations allocated to participating securities	(88)	(105)	(795)	(808)
Net earnings (loss) from discontinued operations allocated to common stock for EPS calculation	$120,290	$39,351	$556,224	$166,808

Net earnings allocated to common stock for EPS calculation	142,220	(37,646)	846,769	162,623

Denominator for Basic and Diluted EPS:
Weighted average basic shares	134,625	142,575	138,104	138,182
Shares allocated to participating securities	(99)	(379)	(197)	(646)
Shares used for calculating basic EPS attributable to common stock	134,526	142,196	137,907	137,536

Effect of dilutive securities:
Stock compensation plans	1,579	—	1,299	—
Shares used for calculating diluted EPS attributable to common stock	136,105	142,196	139,206	137,536

Net Earnings Per Share:
Basic Net Earnings (Loss) from Continuing Operations Per Share	$0.16	$(0.54)	$2.11	$(0.03)
Basic Net Earnings (Loss) from Discontinued Operations Per Share	$0.89	$0.28	$4.03	$1.21
Basic EPS	$1.06	$(0.26)	$6.14	$1.18
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$0.16	$(0.54)	$2.09	$(0.03)
Diluted Net Earnings from Discontinued Operations Per Share	$0.88	$0.28	$4.00	$1.21
Diluted EPS	$1.04	$(0.26)	$6.08	$1.18
(1) For the fiscal 2018 year-to-date period, because net earnings (loss) from continuing operations was a loss, the effect of antidilutive securities of 1,176 were excluded from the denominator in calculating diluted EPS. For the three-month period fiscal 2018 period, the effect of antidilutive securities of 1,168 were excluded from the denominator in calculating diluted EPS.

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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